UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 31, 2006

Yahoo! Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-28018	77-0398689
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

701 First Avenue Sunnyvale, California		94089
(Address of Principal Executive Offices)		(Zip Code)

(408) 349-3300
(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 240.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Entry into a Material Definitive Agreement.

On May 31, 2006, the Compensation Committee of the Board of Directors (the “Committee”) of Yahoo!, Inc. (the “Company”) approved certain long term retention and performance based compensation arrangements with its executive officers.  In determining these compensation arrangements, the Committee reviewed over the last several months, among other materials and with input from an independent compensation consulting firm, publicly available compensation information with respect to selected Internet-related, technology, media and other relevant companies.  The Committee designed these compensation packages to recognize performance, to promote retention of key executive talent and to ensure the stability of the senior management team for the next several years.

The Committee approved a three-year performance and retention compensation arrangement with Terry S. Semel, the Company’s Chairman and Chief Executive Officer.  For the remainder of 2006 through 2008, Mr. Semel will receive an annual salary of $1.  For each of 2006 through 2008, Mr. Semel will also be eligible to receive a discretionary annual bonus payable in the form of a fully vested non-qualified stock option for up to 1 million shares with an exercise price equal to the closing trading price of the Company’s common stock on the date of the grant.  The amount of such annual bonus, if any, will be determined by the Committee based on the achievement of the Company’s strategic and operating priorities each year and other objective and subjective performance criteria to be established by the Committee.  As a retention incentive for the next three years, the Committee granted Mr. Semel a stock option to purchase 6 million shares of the Company’s common stock at a per share exercise price of $31.59, the closing trading price of the Company’s common stock on the date of the grant.  The stock option vests over a three-year period, with 25%, 35% and 40%, respectively, vesting on each anniversary of the grant date as long as Mr. Semel remains Chief Executive Officer of the Company.  The stock option has a term of seven years and, subject to the earlier expiration of the stock option, a post termination exercise period of three years.  If following a change in control of the Company, Mr. Semel’s employment is terminated by the Company without cause or he resigns for good reason or as a result of death or disability, the unvested shares subject to the stock option and due to vest at the next subsequent anniversary date (but not any other unvested shares under the stock option) will vest immediately.  Other than the annual performance based stock option bonus grants described above, the Company does not currently anticipate making any additional equity grants to Mr. Semel in the next three years.

The Committee approved four-year performance and retention compensation arrangements with Daniel L. Rosensweig, the Chief Operating Officer of the Company, and Susan L. Decker, Executive Vice President, Finance and Administration, and Chief Financial Officer of the Company.  Each will continue to receive an annual salary of $500,000 for 2006 through 2009.  Each will also be eligible to receive an annual target cash bonus of $1 million for 2006 through 2009 to be determined by the Committee based on each executive’s and the Company’s performance for the relevant year.  As a retention incentive for the next four years, the Committee granted to each of Mr. Rosensweig and Ms. Decker, a stock option to purchase 2.1 million shares of the Company’s common stock at a per share exercise price of $31.59, the closing trading price of the Company’s common stock on the date of the grant.  The stock options vest over a four-year period, with 600,000, 300,000, 600,000 and 600,000, respectively, vesting on each anniversary of the grant date as long as they remain with the Company.  The stock options have a term of seven years.  Subject to the earlier expiration of the stock options, the stock options will have a post termination exercise period of three years if Mr. Rosensweig or Ms. Decker, as applicable, is terminated by the Company without cause or resigns for good reason.  In all other instances, the post termination exercise period will be as specified in the Company’s Amended and Restated 1995 Stock Plan.  The Committee also granted a performance award of 50,000 restricted stock units to each of Mr. Rosensweig and Ms. Decker.  Each unit represents the right to receive one share of the Company’s common stock, subject to the satisfaction of certain performance based objectives, but in no event prior to the first anniversary of the date of grant.  The performance objectives are based on substantial achievement of certain operating plan targets, achievement of certain strategic and operating milestones to be determined by the Committee, and continued employment by the Company.  The Committee may consider making additional performance based equity awards to Mr. Rosensweig and Ms. Decker in future years.

The Committee approved a two-year performance and retention arrangement with Farzad Nazem, Executive Vice President, Engineering and Site Operations, and Chief Technical Officer.  Mr. Nazem will continue to receive an annual salary of $500,000 for 2006 and 2007.  He will also be eligible to receive an annual target cash bonus of $1 million for 2006 and 2007 to be determined by the Committee based on his and the Company’s performance for the relevant year.  As a retention incentive for the next two years, the Committee granted to Mr. Nazem, a stock option to purchase 900,000 shares of the Company’s common stock at a per share exercise price of $31.59, the closing trading price of the Company’s common stock on the date of the grant.  The stock option vests over a two-year period, with 600,000 and 300,000, respectively, vesting on each anniversary of the grant date as long as Mr. Nazem remains with the Company.  The stock option has a term of seven years. Subject to the earlier expiration of the stock option, the stock option will have a post termination exercise period of three years if Mr. Nazem is terminated by the Company without cause or he resigns for good reason.  In all other instances, the post termination exercise period will be as specified in the Company’s Amended and Restated 1995 Stock Plan.  The Committee also granted a performance award of 50,000 restricted stock units to Mr. Nazem.  The restricted stock units will vest upon the satisfaction of certain performance based objectives, but in no event prior to the first anniversary of the date of grant.  The performance objectives are based on substantial achievement of certain operating plan targets, achievement of certain strategic and operating milestones to be determined by the Committee, and continued employment by the Company. The Committee may consider making additional performance based equity awards to Mr. Nazem in future years.

As a retention incentive, the Committee also granted to Michael J. Callahan, Senior Vice President, General Counsel and Secretary of the Company, a stock option to purchase 330,000 shares of the Company’s common stock at a per share exercise price of $31.59, the closing trading price of the Company’s common stock on the date of the grant and 73,000 restricted stock units.  The stock option vests over a four-year period, with 20%, 20%, 20% and 40%, respectively, vesting on each anniversary of the grant date as long as Mr. Callahan remains with the Company.  The stock option has a term of seven years.  The restricted stock units vest in full on the third anniversary of the date of grant as long as Mr. Callahan remains employed by the Company on such date.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

YAHOO! INC.

Date: June 2, 2006	By:	/s/ Michael J. Callahan
Michael J. Callahan
Senior Vice President, General Counsel and Secretary